UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2022

SOUTHWEST GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Dr.

Post Office Box 98510

Las Vegas, Nevada

(Address of principal executive offices)

89193-8510

(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading symbol)	(Exchange on which registered)
Southwest Gas Holdings, Inc. Common Stock, $1 par value	SWX	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 14, 2022, Southwest Gas Holdings, Inc. (the “Company”), MountainWest Pipelines Holding Company, a wholly owned subsidiary of the Company (“MountainWest”), and Williams Partners Operating LLC, a wholly owned subsidiary of The Williams Companies, Inc. (the “Purchaser”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) pursuant to which the Company will sell all of the equity interests in MountainWest to the Purchaser (the “Sale”). The Company and the Purchaser currently expect to close the Sale in 2023, subject to the closing conditions described further below. Pursuant to the Purchase Agreement, the purchase price will be $1.5 billion in total enterprise value, subject to certain adjustments. The Sale is not subject to a financing condition.

The Purchase Agreement contains certain termination rights, including a mutual termination right exercisable at any time and a unilateral termination right exercisable by either party if certain conditions have not been met by August 14, 2023 (the “Initial Termination Date”), subject to an automatic extension, under certain conditions, to February 14, 2024, and an additional extension right of either party, under certain conditions, extending the Initial Termination Date through August 14, 2024.

The completion of the Sale is subject to customary closing conditions, including the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), approval of certain aspects of the Sale by the Federal Communications Commission, and customary conditions regarding the accuracy of the representations and warranties and compliance by the parties in all material respects with their respective obligations under the Purchase Agreement. If the Purchaser is unable to obtain a favorable outcome under U.S. antitrust laws, including clearance under the HSR Act, the Purchaser would be required to pay the Company a termination fee of $50 million.

Under the terms of the Purchase Agreement, upon the closing of the Sale, the Company and the Purchaser will enter into a transition services agreement pursuant to which the Company will provide certain services with respect to MountainWest for a specified period of time following the closing of the Sale.

The Purchase Agreement contains customary representations, warranties and covenants related to the conduct of the business and Sale. The Purchase Agreement does not include any indemnification by the Company for breaches of the representations and warranties made by the Company. In connection with the Sale, the Purchaser has obtained a representations and warranties insurance policy to insure against, and as its sole recourse for, potential breaches of representations by the Company in the Purchase Agreement. The Company has agreed to indemnify the Purchaser for certain potential liabilities of MountainWest, subject to certain limitations.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations and warranties contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of the specific dates therein and were solely for the benefit of the parties to the Purchase Agreement. The representations and warranties contained in the Purchase Agreement may be subject to limitations agreed upon by the parties to the Purchase Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement may be subject to a standard of materiality provided for in the Purchase Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s or the Purchaser’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

On December 15, 2022, the Company issued a press release announcing the Sale and the decision of its Board of Directors to pursue a spin-off Centuri Group, Inc., a wholly owned subsidiary of the Company, into a standalone, independent public company (the “Spin-Off” and together with the Sale, the “Transactions”). The Spin-Off is expected to be competed in approximately 12 months, subject to certain approvals, and be tax free to the Company and its stockholders for U.S. federal income tax purposes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, the Company intends to publish an investor presentation related to the Transactions on its website, https://investors.swgasholdings.com, under the section “Investor Relations – Events and Presentations” prior to the Company’s conference call with investors on December 15, 2022 at 10:00 a.m. (Eastern Time).

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements are based on current expectations, estimates and projections about, among others, the industry, markets in which the Company operates, and the Transactions described in this Current Report on Form 8-K. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Purchase Agreement; (3) risks that the proposed Transactions disrupt current plans and operations; (4) the risks related to the ability of the Company to complete the Spin-Off; (5) the amount of the costs, fees, expenses and charges related to the Transactions; (6) potential negative impacts to the Company’s credit ratings as a result of the Transactions; and (7) other risks discussed under the heading “Risk Factors” and “Quantitative and Qualitative Disclosure about Market Risk” in the Company’s most recent Annual Report on Form 10-K and in the Company’s and Southwest Gas Corporation’s current and periodic reports, including the Company’s Quarterly Reports on Form 10-Q, filed from time to time with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements speak only as of the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1†	Purchase and Sale Agreement, dated as of December 14, 2022, by and between Williams Partners Operating LLC, Southwest Gas Holdings, Inc. and MountainWest Pipelines Holding Company

99.1*	Press release dated December 15, 2022

104	Cover Page formatted in Inline XBRL

†

The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request.

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

/s/ Robert J. Stefani
Date: December 15, 2022	Robert J. Stefani
Senior Vice President/Chief Financial Officer